EXHIBIT 99

For Immediate Release
David Prichard
262.636.8434
d.a.prichard@na.modine.com

Modine Manufacturing Board Announces Dividend

RACINE, Wis., July 21, 2004 -- Modine Manufacturing Company's (NASDAQ: MODI) Board of Directors today declared a quarterly dividend of 15.25 cents per share on outstanding common stock, payable September 2, 2004 to all shareholders of record August 20, 2004.

Modine employs nearly 8,000 people at 34 manufacturing plants worldwide, and specializes in thermal management, bringing heating and cooling technology to diversified markets. Modine's products are used in light, medium, and heavy-duty vehicles, HVAC equipment, industrial equipment, refrigeration systems, fuel cells and electronics. Modine can be found on the Internet at www.modine.com.